Exhibit 10.7

OPTION PURCHASE AGREEMENT

This Option Purchase Agreement (the "Agreement”) is made this 8th day of March 2013 by and between U.S. Rare Earths, Inc. (the "Company") and Lattimore Properties, Inc. (the "Optionee").

WITNESSETH:

WHEREAS the Company desires to sell to the Optionee and the Optionee desires to purchase from the Company a three-year option (the "Option'') to purchase up to 3,000,000 shares of the Company's common stock par value $0.00001per share, (the "Common Stock") initially exercisable at $1.00 per share, for a purchase price of $75,000, all upon the terms as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Option Agreement.

1.1 In exchange for $75,000 from Optionee, the Company shall issue to Optionee the Option Agreement attached hereto as Exhibit A pursuant to which Optionee shall have the option to acquire up to 3,000,000 shares of Common Stock of the Company at an initial exercise price of $1.00 per share at any time during the period from the date of the Option Agreement until the third year anniversary thereof.

1.2 Optionee shall wire $75,000 to the Company pursuant to wire instructions provided to Optionee by Company. Upon confirmation that wire has been received, the Company shall enter into and issue to the Optionee the Option Agreement.

2. Representations and Warranties

2.1 Each party represents and warrants to the other party that such party has all requisite power and authority to enter into this Agreement and perform such party's obligations hereunder, and that this Agreement, when executed and delivered by the parties, shall constitute valid and legally binding obligations of the parties, enforceable against each respectively.

2.2 The Optionee  further represents,  warrants and covenants to the Company  as follows:

(a) the Option Agreement and the shares issuable upon exercise of the Option (collectively, the ''Securities") involve a high degree of risk including, but not limited to, the following:(a) the Company has a limited operating history and requires substantial funds; (b) an investment in the Company is highly speculative, and only persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; {c) the Optionee may not be able to liquidate its  investment; {d) transferability of the  Securities is extremely limited; and {e) in the event of a disposition, the Optionee could sustain the Joss of its entire investment. Without limiting the generality of the foregoing, the Option represents that it has carefully reviewed the "Risk Factors" set forth in the Company's Annual Report on Form 10- K for the year ended December 31, 2011;

(b) the Optionee represents that it has been furnished by the Company with all information regarding the Company, the terms and conditions of the issuance of Securities and any additional information that it has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the issuance of Securities;

(c) the Optionee was  contacted regarding the issuance of the Securities by the Company with whom it has a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, it did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; and (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(d) the Optionee hereby acknowledges that the issuance of the Securities has not been reviewed by the United States Securities and Exchange Commission {the "SEC") nor any state regulatory authority since the issuance of the Securities is intended to be exempt from the registration requirements of Section 4(2) of the Securities Act of 1933 {"Securities Act'') and Rule 506 of Regulation D. The Optionee understands that the Securities have not been registered under the Securities Act or under any state securities or "blue sky" laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or "blue sky" laws or unless an exemption from such registration is available.

(e) the Optionee understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon Optionee's investment intention. In this connection, the Optionee hereby represents that it is acquiring the Securities for its own account for investment and not with a view toward the resale or distribution to others.

(f) the Optionee consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or "blue sky'' laws. The Optionee is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities.

(g)    the Optionee represents that it is an "accredited investor" as such term is defined in Rule 501{a) of Regulation D promulgated under the Securities Act.

3. Indemnification. Each party agrees to indemnify and hold harmless the other, and each of its officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty made by the other herein.

4. No Waiver. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

5. Entire Agreement. This Agreement (including the exhibit attached hereto) constitutes the entire agreement and understanding of the signatories hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

6. Amendment Waiver. This Agreement cannot be amended, modified, supplemented, waived except by a written agreement making specific reference hereto executed by the Company and Optionee.

7. Governing   Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the state of New York without regard to the principals of conflicts of laws.

8. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

9. Counterparts. This Agreement may be executed in counterparts; all of which shall be deemed to be duplicate originals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

U.S. Rare Earths, Inc.

By:	/s/ Kevin M. Cassidy
Name: Kevin M. Cassidy
Title: CEO

Lattimore Properties, Inc.

By:	/s/ John Victor Lattimore Jr.
Name: John Victor Lattimore Jr.
Title: